ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of August 31, 1998, among TRAVELERS BANK & TRUST, fsb ("Travelers Bank & Trust"), a federally-chartered savings bank, THE TRAVELERS BANK USA ("Travelers USA"), a Delaware state chartered bank corporation, CC Credit Card Corporation (the "Transferor"), a Delaware corporation, and The Bank of New York (the "Trustee"), a New York banking corporation.

                                    RECITALS

      WHEREAS, the Transferor and Travelers Bank & Trust have heretofore executed and delivered to the Trustee a certain Pooling and Servicing Agreement, dated as of March 1, 1998, as amended by Amendment No. 1 to Pooling and Servicing Agreement, dated as of the date hereof (as amended, the "Pooling and Servicing Agreement"), pursuant to which the Transferor created the Travelers Bank Credit Card Master Trust I.

      WHEREAS, the Transferor and Travelers Bank & Trust have heretofore executed and delivered to the Trustee a certain Series 1998-1 Supplement, dated as of March 1, 1998 (the "Series Supplement"), to the Pooling and Servicing Agreement, pursuant to which a new Series of Investor Certificates was created and the Principal Terms thereof were specified.

      WHEREAS, Travelers Bank & Trust wishes to assign all of its rights and obligations under the Pooling and Servicing Agreement and the Series Supplement to Travelers USA, and Travelers USA wishes to accept all of the rights and obligations of Travelers Bank & Trust under the Pooling and Servicing Agreement and the Series Supplement.

      WHEREAS, Section 13.08 of the Pooling and Servicing Agreement provides that the Servicer can assign its rights under the Pooling and Servicing Agreement if the Transferor shall have delivered to the Trustee an Officer's Certificate to the effect that the Transferor reasonably believes that such action will not have an Adverse Effect and the Rating Agency Condition shall have been satisfied with respect to such assignment.

      WHEREAS, all things necessary to make this Assignment and Assumption Agreement a valid agreement of each of the parties hereto, and a valid assignment by Travelers Bank & Trust to Travelers USA of all of its rights and obligations under the Pooling and Servicing Agreement and the Series Supplement, have been done.

      NOW THEREFORE, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Travelers Bank & Trust, Travelers USA, the Transferor and the Trustee hereby consent and agree as follows:

      SECTION 1. Unless otherwise defined in this Assignment and Assumption Agreement, all defined terms used in this Assignment and Assumption Agreement, including the Recitals hereto, shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

      SECTION 2. As of the date hereof, Travelers Bank & Trust hereby delegates its obligations, and assigns all of its rights and interests, under the Pooling and Servicing Agreement and the Series Supplement to Travelers USA.

      SECTION 3. As of the date hereof, Travelers USA hereby accepts and assumes all of Travelers Bank & Trust's obligations, rights and interests under the Pooling and Servicing Agreement and the Series Supplement, and agrees that it shall be substituted for Travelers Bank & Trust as the Servicer under the Pooling and Servicing Agreement and the Series Supplement.

      SECTION 4. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      SECTION 5. The terms and conditions of this Assignment and Assumption Agreement shall be, and are deemed to be, part of the terms and conditions of the Pooling and Servicing Agreement and the Series Supplement for any and all purposes.

      SECTION 6. This Assignment and Assumption Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      SECTION 7. From and after the date of this Assignment and Assumption Agreement all references in the Pooling and Servicing Agreement and the Series Supplement to the "Servicer" shall refer to Travelers USA.

      IN WITNESS WHEREOF, Travelers Bank & Trust and Travelers USA have each caused this Assignment and Assumption Agreement to be duly executed by their respective officers as of the day and year first above written.


                                   TRAVELERS BANK & TRUST, fsb

                                   By: /s/ Raymond L. Fischer
                                      --------------------------------
                                      Name: Raymond L. Fischer
                                      Title: President


                                   THE TRAVELERS BANK USA

                                   By: /s/ Raymond L. Fischer
                                      --------------------------------
                                      Name: Raymond L. Fischer
                                      Title: President


                                   CC CREDIT CARD CORPORATION

                                   By: /s/ Charles W. Haug
                                      --------------------------------
                                      Name: Charles W. Haug
                                      Title: Vice President


                                   THE BANK OF NEW YORK, as Trustee

                                   By: /s/ Wuhan Dansby
                                      --------------------------------
                                      Name: Wuhan Dansby
                                      Title: Assistant Vice President